UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2016

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Purchase Agreement and Certificate of Designations

On September 26, 2016, Stereotaxis, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and other accredited investors (the “Buyers”), whereby it agreed to sell, for an aggregate purchase price of $24 million, (i) an aggregate of 24,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), which are convertible into shares of the Company’s Common Stock (the “Conversion Shares”), and (ii) warrants (the “Warrants”) to purchase an aggregate of 36,923,077 shares of Common Stock (the “Warrant Shares”). The Company anticipates that the transaction (the “Offering”) will close on or about September 29, 2016. The Offering is subject to certain conditions including (i) the payment by the Company of an aggregate of $13 million, concurrently with the closing of the Offering, in full satisfaction of the Company’s outstanding indebtedness to Healthcare Royalty Partners II, L.P. (“HRP”), and (ii) other customary closing conditions.

The Company anticipates that net proceeds from the Offering will be approximately $23.1 million, after offering expenses. The Company plans to use the funds to satisfy in full all amounts outstanding under the Loan Agreement with HRP, as noted above, and for general corporate purposes.

Before the closing of the Offering, the Company will file with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) to its Amended and Restated Certificate of Incorporation, as amended, establishing the designations, preferences, powers and rights of the Preferred Shares. Pursuant to the Certificate of Designations, holders of Preferred Shares will be entitled to vote on an as-converted basis with the Common Stock, subject to specified beneficial ownership issuance limitations. The Preferred Shares will bear dividends at a rate of six percent (6.0%) per annum, which will be cumulative and accrue daily from the date of issuance on the $1,000 stated value. Such dividends will not be paid in cash, except in connection with any liquidation, dissolution or winding up of the Company or any redemption of the Preferred Shares. Each Preferred Share will be convertible at the option of the holder from and after the original date of issuance, at an initial conversion price of $0.65 per share, subject to adjustment in the event of stock splits, dividends, mergers, sales of all or substantially all of the Company’s assets or similar transactions, subject to specified beneficial ownership issuance limitations. If the Company fails to timely issue Preferred Shares or Conversion Shares or remove legends from any such shares, in each case as and when required to do so under the Certificate of Designations, the Company will be required to pay liquidated damages to the affected holder in an amount equal to 0.25% of the product of (i) the number of shares of Common Stock to be issued or issuable on conversion of the relevant Preferred Shares and (ii) the weighted average price of the Common Stock on the last date before such failure, and may be required to pay additional or alternative damages in specified circumstances at the option of the holder. Each holder of Preferred Shares will have the right to require the Company to redeem such holder’s Preferred Shares upon the occurrence of specified events, including mergers, sales of substantially all assets of the Company, and certain defaults under the Certificate of Designations and under the Registration Rights Agreement described below. The Company will also have the right to redeem the Preferred Shares in the event of a Change of Control Transaction (as defined in the Certificate of Designations).

Under the Purchase Agreement, the Company has agreed that for a period of 61 months following the closing date of the Offering, so long as at least 8,000 of the Preferred Shares issued on the closing date are outstanding, the Buyers will have a right to participate on a pro rata basis in equity financings or issuances of securities convertible, exercisable or exchangeable into equity securities of the Company or any subsidiaries (including debt securities with an equity component), subject to certain exceptions.

Warrants

Upon issuance at the closing, the Warrants will have an exercise price equal to $0.70 per share, subject to adjustments as provided under the terms of the Warrants. The Warrants may be exercised by any holder on a cashless basis if, at any time after the date that is 180 days after the closing, the resale registration statement required by the Registration Rights Agreement described below is not effective and available for all of such holder’s Warrant Shares. The Warrants will be exercisable at any time up to and including the fifth anniversary of the closing date of the Offering.

Registration Rights Agreement

In connection with the parties’ entry into the Purchase Agreement, on September 26, 2016 the Company and the Buyers entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a resale registration statement with respect to the resale of the Conversion Shares and the Warrant Shares not later than 45 calendar days following the closing, and to use its best efforts to cause such resale registration statement to be declared effective by the SEC as soon as practicable, but in no event later than 120 calendar days following the closing. If and to the extent the Company is unable to timely satisfy such deadlines or otherwise maintain the effectiveness of the registration statement in accordance with the Registration Rights Agreement, the Company will be required to pay, as liquidated damages, an amount equal to 1.5% of the aggregate value of the Conversion Shares and the Warrant Shares required to be included in a registration statement, calculated in accordance with the Registration Rights Agreement. If the Company fails to timely make such payments, such payments will accrue interest at a rate of 1.5% per month.

The foregoing description is qualified in its entirety by the terms of the Purchase Agreement (including the form of the Certificate of Designations included as Exhibit A thereto), form of Warrant and Registration Rights Agreement, which are incorporated herein by reference and attached hereto as Exhibits 10.1, 4.1 and 10.2, respectively.

Item 1.02.	Termination of a Material Definitive Agreement

As described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated into this Item 1.02 by reference, the Company will use $13 million of the proceeds from the sale of the Preferred Shares and Warrants in the Offering to satisfy in full all amounts outstanding under the Loan Agreement dated as of November 30, 2011, by and among the Company, Stereotaxis International, Inc. and HRP.

Item 3.02.	Unregistered Sales of Equity Securities

Pursuant to the Offering described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated into this Item 3.02 by reference, on September 26, 2016, the Company entered into the Purchase Agreement, pursuant to which the Company has agreed to sell, upon the terms and conditions set forth therein, the Preferred Shares and Warrants to “accredited investors” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws. Accordingly, none of the securities to be issued in the Offering, including the Conversion Shares and the Warrant Shares, will have been registered under the Securities Act as of the closing date of the Offering, and until registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2016, the Board of Directors of the Company (the “Board”) approved an increase in the size of the Board from eight to nine Directors.

On September 22, 2016, in connection with the Offering described in Item 1.01 of this Current Report on Form 8-K, Euan S. Thomson, Ph.D. resigned as a Class II Director of the Company. Effective September 29, 2016, also in connection with the Offering, Joseph D. Keegan, Ph.D. resigned as a Class II Director of the Company. The resignations were not due to any disagreement with the Company.

In connection with the Offering and pursuant to the Purchase Agreement, the Board appointed each of David Fischel, Joseph Kiani and Arun Menawat, Ph.D. (the “Board Designees”) to the Board, effective as of the closing of the Offering. Dr. Menawat was appointed as a Class I Director with a term expiring at the 2017 annual meeting of shareholders. Mr. Fischel and Mr. Kiani were appointed as Class II Directors with a term expiring at the 2018 annual meeting of shareholders. None of the Board Designees has been appointed to serve on any committees of the Board at this time; however, the Company has agreed pursuant to the Purchase Agreement to appoint the Board Designees to the standing committees of the Board, such that at all times after the closing of the Offering through the third anniversary thereof, the aggregate number of Board Designees serving on the standing committees of the Board is not less than the total number of Board Designees.

Each of the Board Designees will receive 20,000 restricted share units and other compensation on the same basis as all other non-management Directors of the Company, as described under “Director Compensation” in the Company’s Proxy Statement for its 2016 Annual Meeting of Shareholders.

Until the third anniversary of the closing date of the Offering, the Company has agreed that, at any shareholders’ meeting at which Directors are to be elected, the Board will nominate and recommend the reelection of any Board Designees whose terms of office expire at such shareholders’ meeting.

Other than the transactions contemplated by the Purchase Agreement, the Company is not aware of any transactions or proposed transactions in which the Company was or is to be a participant since January 1, 2015, in which the amount involved exceeds $120,000, and in which any of the Board Designees had, or will have, a direct or indirect material interest.

Item 7.01.	Regulation FD Disclosure

On September 27, 2016, the Company issued a press release announcing the Offering. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished in this Item 7.01 (including the Press Release attached as Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. In addition, this report (including the Press Release attached as Exhibit 99.1) shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this Item.

Forward-Looking Statements

Statements contained or incorporated by reference in this Current Report on Form 8-K describing, among other things, the Company’s ability to successfully complete the closing of the Offering under the Purchase Agreement, the use of the proceeds therefrom, and its future operating results are “forward-looking statements” as defined by the SEC. Actual results and events may differ materially from those indicated in these forward-looking statements based on a number of factors, including actions of the SEC, the OTCQX and the Company’s shareholders and the risks and uncertainties inherent in the Company’s business, including those described in the Company’s current and periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits:

Exhibit Number	Description

4.1	Form of Warrant

10.1	Purchase Agreement

10.2	Registration Rights Agreement

99.1	Stereotaxis, Inc. Press Release dated September 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: September 28, 2016	By:	/s/ Karen Witte Duros
	Name:	Karen Witte Duros
	Title:	Sr. Vice President, General Counsel